Exhibit 23.17

CONSENT OF NOMINEE FOR DIRECTOR

OF ENERGY INFRASTRUCTURE MERGER CORPORATION

I hereby consent to the reference to me under the caption "Information Concerning Energy Merger - Directors and Executive Officers" in the joint proxy statement/prospectus included in the registration statement of Energy Infrastructure Merger Corporation, as filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Date: June 10, 2008